Barclays Global Investors Funds
Shareholder Meeting Results

The Annual Meeting of Shareholders of Barclays Global Investors Funds, Inc. was h the Meeting, the following matters were voted upon by the shareholders. Sharehol did not approve Proposals 2 and 5. Shareholders in the S&P 500 Stock Fund did no Proposals 2 and 5 failed to pass in the Money Market Fund due to a lack of quorum were approved and the results of the voting are presented below.


Proposal 1(A) *
To elect the seven nominees specified    Votes           Votes
as Directors of the Company.             For             Withheld
Mary G.F. Bitterman                  390,663,741       7,648,219
Jack S. Euphrat                      390,664,196       7,647,764
R. Greg Feltus                       390,665,087       7,646,873
W. Rodney Hughes                     390,664,196       7,647,764
Lee T. Kranefuss                     390,665,223       7,646,737
Richard K. Lyons                     390,665,223       7,646,737
Leo Soong                            390,665,223       7,646,737

Messrs. Euphrat, Feltus, Hughes and Soong previously served as Directors of the C reelected. Ms. Bitterman, Mr. Kranefuss and Mr. Lyons were newly elected. All se now serve as Trustees of the Trust.


Proposal 1(B)
To elect the seven nominees specified            Votes             Votes
as Trustees of Master Investment Porfolio.        For              Withheld
Asset Allocation Fund
Mary G.F. Bitterman                             11,484,295        1,669,119
Jack S. Euphrat                                 11,484,295        1,669,119
R. Greg Feltus                                  11,484,159        1,669,255
W. Rodney Hughes                                11,484,295        1,669,119
Lee T. Kranefuss                                11,484,295        1,669,119
Richard K. Lyons                                11,484,295        1,669,119
Leo Soong                                       11,484,295        1,669,119

Bond Index Fund
Mary G.F. Bitterman                             2,269,899            56,175
Jack S. Euphrat                                 2,269,899            56,175
R. Greg Feltus                                  2,269,899            56,175
W. Rodney Hughes                                2,269,899            56,175
Lee T. Kranefuss                                2,269,899            56,175
Richard K. Lyons                                2,269,899            56,175
Leo Soong                                       2,269,899            56,175

Institutional Money Market Fund
Mary G.F. Bitterman                             331,379,158             -
Jack S. Euphrat                                 331,379,158             -
R. Greg Feltus                                  331,379,158             -
W. Rodney Hughes                                331,379,158             -
Lee T. Kranefuss                                331,379,158             -
Richard K. Lyons                                331,379,158             -
Leo Soong                                       331,379,158             -

Money Market Fund
Mary G.F. Bitterman                               9,075,283         2,544,938
Jack S. Euphrat                                   9,075,283         2,544,938
R. Greg Feltus                                    9,075,283         2,544,938
W. Rodney Hughes                                  9,075,283         2,544,938
Lee T. Kranefuss                                  9,075,283         2,544,938
Richard K. Lyons                                  9,075,283         2,544,938
Leo Soong

S&P 500 Stock Fund
Mary G.F. Bitterman                               9,258,869         290,898
Jack S. Euphrat                                   9,258,869         290,898
R. Greg Feltus                                    9,258,869         290,898
W. Rodney Hughes                                  9,258,869         290,898
Lee T. Kranefuss                                  9,258,869         290,898
Richard K. Lyons                                  9,258,869         290,898
Leo Soong                                         9,258,869         290,898


Proposal 2(A)
To approve converting the Fund's
investment objective                   Votes             Votes             Votes             Broker
non-fundamental.                        For               Against           Abstaining        Non-Votes
Asset Allocation Fund                   7,851,570         4,964,262         4,570,067         988,686
Bond Index Fund                         2,910,319         947,814           366,886           101,409
Institutional Money Market Fund       331,379,158          -                 -                 -
Money Market Fund***                    9,075,283         2,544,938            -                 -
S&P 500 Stock Fund                      6,121,625         41,305,189        262,301           496,363


Proposal 2(B)
To instruct the Fund to approve a proposal to
convert the investment objectives of each
Fund's corresponding Master Portfolio from      Votes        Votes             Votes             Broker
fundamental to non-fundamental.                 For          Against           Abstaining        Non-Votes
Asset Allocation                                 7,851,406   4,961,814         4,572,679         988,686
Bond Index Fund                                  2,910,319     947,814           366,886         101,409
Institutional Mone                             331,379,158         -                -                 -
Money Market Fund                                9,075,283   2,544,938              -                 -
S&P 500 Stock Fund                               6,173,014  41,253,996           262,105         496,363


Proposal 3
To approve the change of the benchmark
index for the Bond Index Fund from the
Lehman Brothers Government/Credit Index
to the Lehman Brothers Aggregate Index           Votes             Votes             Votes             Broker
by changing the Fund's investment                For               Against           Abstaining        Non-Votes
objective.                                        3,795,190        62,943            366,886           101,409


Proposal 4 Not applicable to the Funds in this report.  Relates to the LifePath
Portfolios only.


Proposal 5(A).
To approve amending the Fund's fundamental
investment policy concerning industry   Votes             Votes             Votes             Broker
concentration.                          For               Against           Abstaining        Non-Votes
Asset Allocation Fund                  9,151,069         3,662,151         4,572,679         988,686
Bond Index Fund                        2,910,319         947,814           366,886           101,409
Institutional Money Market Fund      331,379,158              -                 -                 -
Money Market Fund***                   9,075,283           2,544,938            -                 -
S&P 500 Stock Fund                    44,472,745          2,954,265         262,105          496,363


Proposal 5(B)
To approve amending the Fund's fundamental    Votes             Votes             Votes             Broker
investment policy concerning diversification. For               Against           Abstaining        Non-Votes
Asset Allocation                              9,155,328         3,657,024         4,573,547         988,686
Bond Index Fund                               2,910,319           947,814           366,886         101,409
Institutional Money Market Fund             331,379,158             -                 -                 -
Money Market Fund***                          9,075,283         2,544,938             -                 -
S&P 500 Stock Fund                           44,820,794         2,606,216           262,105         496,363


Proposal 5(C)
To approve amending the Fund's fundamental
investment policy concerning the borrowing       Votes              Votes             Votes             Broker
of money.                                         For               Against           Abstaining        Non-Votes
Asset Allocation                                 9,148,577          3,666,121         4,571,201           988,686
Bond Index Fund                                  2,910,319            947,814           366,886           101,409
Institutional Money Market Fund                331,379,158              -                 -                   -
Money Market Fund                                9,075,283          2,544,938             -                   -
S&P 500 Stock Fund                              44,472,152          2,954,858           262,105           496,363


Proposal 5(D)
To approve amending the Fund's fundamental
investment policy concerning the issuance   Votes             Votes             Votes             Broker
of senior securities.                       For               Against           Abstaining        Non-Votes
Asset Allocation                          9,148,577         3,662,119         4,575,203           988,686
Bond Index Fund                           2,910,319           947,814           366,886           101,409
Institutional Money Market Fund         331,379,158             -                 -                 -
Money Market Fund***                      9,075,283         2,544,938             -                 -
S&P 500 Stock Fund                       44,469,462         2,957,548           262,105           496,363


Proposal 5(E)
To approve amending the Fund's fundamental  Votes             Votes             Votes             Broker
investment policy concerning lending.        For               Against           Abstaining        Non-Votes
Asset Allocation                           9,151,949         3,662,504         4,571,446           988,686
Bond Index Fund                            2,910,319           947,814           366,886           101,409
Institutional Money Market Fund          331,379,158             -                 -                 -
Money Market Fund***                       9,075,283         2,544,938             -                 -
S&P 500 Stock Fund                        44,472,152         2,954,662           262,301           496,363


Proposal 5(F)
To approve amending the Fund's            Votes             Votes             Votes             Broker
fundamental investment policy concerning   For               Against           Abstaining        Non-Votes
underwriting.
Asset Allocation                        9,152,194         3,660,257         4,573,448            988,686
Bond Index Fund                         2,910,319           947,814           366,886            101,409
Institutional Money Market Fund       331,379,158             -                 -                    -
Money Market Fund***                    9,075,283         2,544,938             -                    -
S&P 500 Stock Fund                     44,472,348         2,954,662           262,105            496,363


Proposal 5(G)
To approve amending the Fund's fundamental
investment policy concerning investments    Votes             Votes             Votes             Broker
in real estate.                              For             Against           Abstaining        Non-Votes
Asset Allocation                           9,154,441         3,660,257         4,571,201         988,686
Bond Index Fund                            2,966,495           891,638           366,886           101,409
Institutional Money Market Fund          331,379,158             -                 -                 -
Money Market Fund***                      11,620,221             -                 -                 -
S&P 500 Stock Fund                        44,580,922         2,846,089           262,104           496,363


Proposal 5(H)
To approve amending the Fund's fundamental
investment policy concerning investments in   Votes             Votes           Votes             Broker
commodities andcommodity contracts.           For               Against         Abstaining        Non-Votes
Asset Allocation                             9,149,778       3,662,673         4,573,448           988,686
Bond Index Fund                              2,910,319         947,814           366,886           101,409
Institutional Money Market Fund            331,379,158             -                 -                 -
Money Market Fund***                         9,075,283        2,544,938              -                 -
S&P 500 Stock Fund                          44,472,348        2,953,591          263,176           496,363


Proposal 5(I)(i)
To approve converting the Fund's fundamental
policy concerning puts, calls and straddles        Votes             Votes            Votes             Broker
to a non-fundamental policy.                        For               Against         Abstaining        Non-Votes
Asset Allocation                                 9,149,055         3,665,266         4,571,578           988,686
Bond Index Fund                                  2,910,319           947,814           366,886           101,409
Institutional Money Market Fund                331,379,158              -                 -                 -
Money Market Fund***                             9,075,283         2,544,938              -                 -
S&P 500 Stock Fund                              44,472,166         2,953,773           263,176           496,363


Proposal 5(I)(ii)
To approve converting the Fund's fundamental
policy concerning oil, gas and mineral           Votes             Votes             Votes             Broker
interests to a non-fundamental policy.          For               Against           Abstaining        Non-Votes
Asset Allocation                                9,149,055         3,665,643         4,571,201           988,686
Bond Index Fund                                 2,910,319           947,814           366,886           101,409
Institutional Money Market Fund               331,379,158             -                 -                 -
Money Market Fund***                            9,075,283         2,544,938             -                 -
S&P 500 Stock Fund                             44,472,371         2,954,662           262,082           496,363


Proposal 5(I)(iii)
To approve converting the Fund's fundamental
policy concerning control or management to      Votes             Votes             Votes             Broker
a non-fundamental policy.                        For               Against           Abstaining        Non-Votes
Institutional Money Market Fund                331,379,158             -                 -                 -
Money Market Fund***                             9,075,283         2,544,938             -                 -


Proposal 5(I)(iv)
To approve converting the Fund's fundamental
policy concerning securities on margin and      Votes             Votes             Votes             Broker
short sales to a non-fundamental policy.        For               Against           Abstaining        Non-Votes
Institutional Money Market Fund                331,379,158            -                 -                 -
Money Market Fund***                             9,075,283         2,544,938            -                 -


Proposal 5(I)(v) Not applicable to the Funds in this report. Relates to the LifePath Portfolios o


Proposal 6 *
To approve the redomiciling of the Company      Votes             Votes             Votes             Broker
as a Delaware Business Trust and thereafter     For               Against           Abstaining        Non-Votes
dissolve the existing Maryland Corporation      386,821,101       4,690,788         4,843,461         1,956,61


* Denotes Company-wide proposals and voting results.

**Broker Non-Votes are proxies received by the Fund from brokers or nominees, who received instructions from the beneficial owner or other persons entitled to vote power to vote on a particular matter.

*** Proposals did not pass due to a lack of quorum.